EXHIBIT 32.1
OFFICERS’ CERTIFICATION
     Each of the undersigned hereby certifies in his capacity as an officer of Diagnostic Products Corporation (“DPC”) that the Quarterly Report of DPC on Form 10-Q for the period ended September 30, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of DPC at the end of such period and the results of its operations for such period.

Dated November 9, 2005	/s/ Michael Ziering

Michael Ziering, Chief Executive Officer

/s/ James L. Brill

James L. Brill, Chief Financial Officer